Exhibit 5.1

                            HAROLD W. PAUL, LLC
                              ATTORNEY AT LAW
                            1465 POST ROAD EAST
                            WESTPORT, CT 06880
                              (203) 256-8005
                            FAX (203) 256-9294


								May 19, 2004


AquaCell Technologies, Inc.
10410 Trademark Street
Rancho Cucamonga, CA 91730


Dear Sirs:

     Reference is made to the Registration Statement on Form S-8 ("Registration Statement") filed by AquaCell Technologies, Inc. ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 1,500,000 shares of common stock, par value $.001 per share, ("Common Stock") comprised of 1,000,000 shares of common stock to be offered by the Company under the AquaCell 1998 Incentive Stock Plan, as amended, ("1998 Plan") and 500,000 shares of common stock under the AquaCell 2002 Directors Stock Option Plan ("2002 Directors Plan"), (together "the Plans").

     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

     Based upon the foregoing, it is our opinion that the Common Stock to be issued by the Company under the Plans, when sold in accordance with the terms of the Plans and instruments governing their issuance, will be legally issued, fully paid and non-assessable, although they may be subject to contractual restrictions established by the Plans or instruments.


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AquaCell Technologies, Inc.
May 19, 2004
Page Two


     In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock, prior to their issuance, will be duly executed on behalf of the Company by the Company's transfer and/or warrant agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.


                                                 Sincerely,

                                             /s/ Harold W. Paul, LLC

/sl                                              HAROLD W. PAUL, LLC